Exhibit 99.1

Investor/Media Contact:

Deborah Loeb Bohren

212-476-3552

WELLCHOICE, INC. REPORTS

FIRST QUARTER 2005 RESULTS

•	First quarter net income of $70.9 million, or $0.84 per diluted share, an 18.3% increase over the first quarter 2004 EPS of $0.71 per diluted share

•	Commercial managed care membership, excluding NYC and NYS PPO, increased 6.8% over the first quarter 2004 and 2.7% since year-end 2004

•	Confirms 2005 guidance to be in the range of $3.35 to $3.41 per share

New York, NY (April 27, 2005) — WellChoice, Inc. (NYSE: WC) today reported results for the first quarter ended March 31, 2005. Net income for the first quarter 2005 of $70.9 million, or $0.84 per diluted share, an increase of 18.3% over the prior year first quarter earnings of $0.71 per diluted share.

“WellChoice continues to deliver strong financial performance,” said Michael A. Stocker, M.D., President and Chief Executive Officer of WellChoice. “Once again we experienced solid growth in our managed care products and benefited from our ongoing focus on achieving administrative expense efficiencies.”

“Our first quarter 2005 results demonstrate the strong fundamentals of pricing discipline, expense control and membership growth that characterize WellChoice’s performance,” said John W. Remshard, Senior Vice President and Chief Financial Officer. “We expect to see continued good earnings growth in 2005.”

As of March 31, 2005, Core Commercial Managed Care enrollment, which excludes New York State and New York City PPO membership, was 2,627,000, an increase of 2.7% since December 31, 2004 and an increase of 6.8% over the first quarter of 2004. Membership in the entire Commercial Managed Care segment increased by 1.6% to 4,450,000, since December 31, 2004, and 4.1% since the first quarter of 2004. Membership in the Other Insurance Products and Services segment, which includes indemnity and individual products, was unchanged since December 31, 2004. Total corporate membership at March 31, 2005 was 5,024,000, an increase of 1.4% since December 31, 2004, and an increase of 3.4% since March 31, 2004. Self-funded membership grew 2.7% to 2,002,000 as of March 31, 2005, and now accounts for 39.8% of overall membership, an increase of 40 basis points over the prior year-end.

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Total revenues for the first quarter 2005 were $1.54 billion compared to $1.38 billion for the first quarter last year. Insured premiums were $1.39 billion compared to $1.25 billion in the first quarter last year. Service fees increased $20.1 million to $141.3 million.

The overall medical loss ratio (MLR) increased by 110 basis points, to 86.4%, for the three months ended March 31, 2005 compared to an MLR of 85.3% for the three months ended March 31, 2004. For Core Commercial Managed Care, the medical loss ratio was 83.4%, a 180 basis point increase from the first quarter 2004. Since December 31, 2004, both the overall and Core Commercial Managed Care MLRs improved by 60 basis points.

Administrative expense increased by $8.6 million to $233.1 million for the first quarter 2005 compared to the prior year first quarter. The administrative expense ratio decreased by 110 basis points from 16.4% to 15.3% for the same period.

Cash flow from operating activities was $149.7 million for the first quarter 2005. The Company experienced net positive prior period reserve development of $0.5 million for the first quarter 2005 for its prospectively rated business.

Days claims payable was 53.5 days for the quarter ended March 31, 2005, virtually unchanged from 53.6 days for the quarter ended December 31, 2004.

EARNINGS OUTLOOK

WellChoice confirms its earnings guidance for 2005 to be in the range of $3.35 to $3.41 per diluted share, based on 85 million weighted average shares outstanding. For the second quarter 2005, WellChoice expects earnings to be in the range of $0.82 to $0.85 per diluted share.

About WellChoice

WellChoice, Inc. is the parent company of the largest health insurer in the State of New York based on PPO and HMO membership. WellChoice, through its Empire Blue Cross Blue Shield subsidiaries, has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual, and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

Conference Call and Webcast

The Company will host a conference call and webcast today at 5:30 PM (EST) to review these results, as well as to discuss the outlook for the second quarter 2005. The conference call can be accessed domestically by dialing (800) 784-3697. International participants dial (706) 643-1656. Please ask for reference number 5075649 ten minutes prior to the start of the call. An audio replay of the call will be available for seven days following the conference call. To access the replay, please dial (800) 642-1687 and enter reference number 5075649. International callers can access the replay by dialing (706) 645-9291 and enter reference number 5075649.

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Investors, analysts and the general public are also invited to listen to the conference call over the Internet by visiting WellChoice’s web site at www.wellchoice.com. Financial, statistical and other information related to the conference call will also be available on the site.

Cautionary Statement

Some of the information contained in this press release is forward-looking, including statements relating to future financial or business results. Forward-looking information is based on management’s estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond the company’s control. Important risk factors could cause future results to differ materially from those estimated by management. Those risks and uncertainties include but are not limited to: our ability to accurately predict health care costs and to manage those costs through underwriting criteria, quality initiatives and medical management; product design and negotiation of favorable provider reimbursement rates; our ability to maintain or increase our premium rates; possible reductions in enrollment in our products or changes in membership including the loss of either the New York City or the New York State account; the regional concentration of our business in the New York metropolitan area and the effects of economic downturns in that region or generally; future bio-terrorist activity or other potential public health epidemics; the impact of health care reform and other regulatory matters; the outcome of litigation. For a more detailed discussion of these and other important factors that may materially affect WellChoice, please see WellChoice’s filings with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2005.

EXHIBIT A

WellChoice, Inc.

Membership

	March 31,		December 31, 2004
(In thousands)	2005	2004
Products and services:
Commercial managed care:
Group PPO, HMO, EPO, POS and other(1)(2)	2,627	2,459	2,558
New York City and New York State PPO	1,823	1,815	1,823

Total commercial managed care	4,450	4,274	4,381
Other insurance products and services:
Indemnity	367	370	364
Individual	207	217	210

Total other insurance products and services	574	587	574

Overall total	5,024	4,861	4,955

Customers:
Large group	3,003	2,936	2,986
Small group and middle market	484	448	472
Individuals	265	268	266
National accounts	1,272	1,209	1,231

Overall total	5,024	4,861	4,955

Funding type:
Commercial managed care:
Insured	2,699	2,640	2,678
Self-funded	1,751	1,634	1,703

Total commercial managed care	4,450	4,274	4,381

Other insurance products and services:
Insured	323	343	327
Self-funded	251	244	247

Total other insurance products and services	574	587	574

Overall total	5,024	4,861	4,955

(1)	Our HMO product includes Medicare+Choice. As of March 31, 2005, March 31, 2004 and December 31, 2004, we had approximately 58,000 members, 52,000 members and 56,000 members, respectively, enrolled in Medicare+Choice.
(2)	“Other” principally consists of our members enrolled in dental-only coverage.

EXHIBIT B

WellChoice Inc.

Consolidated Statements of Income

	Three Months Ended March 31,
($ in millions, except share and per share data)	2005	2004
Revenues:
Premium earned	$1,385.1	$1,245.6
Administrative service fees	141.3	121.2
Investment income, net	18.4	17.6
Other (expense) income, net	(0.1)	0.2

Total revenue	1,544.7	1,384.6

Expenses:
Cost of benefits provided	1,197.3	1,062.9
Administrative expenses	233.1	224.5

Total expenses	1,430.4	1,287.4
Income before income taxes	114.3	97.2
Income tax expense	43.4	38.0

Net income	$70.9	$59.2

Basic and diluted net income per common share	$0.84	$0.71
Shares used to compute basic net income per common share, based on weighted average shares outstanding	83,675,327	83,491,767
Shares used to compute diluted net income per common share based on weighted average shares outstanding	84,633,825	83,753,744
Additional data:
Medical loss ratio(1)	86.4%	85.3%
Administrative expense ratio(2)	15.3%	16.4%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	Administrative expense ratio represents administrative expense as a percentage of premiums earned and administrative service fees. As presented, our administrative expense ratio does not take into account a significant portion of our activity generated by self-funded, or ASO, business, which, at March 31, 2005, represented approximately 39.8% of total membership. Therefore, in the following table, we provide the information regarding premium equivalents and the administrative expense ratio on a “premium equivalent” basis because that ratio measures administrative expenses relative to the entire volume of insured and self-funded business serviced by us and is commonly used in the health insurance industry to compare operating efficiency among companies. Administrative expense ratio on a premium equivalent basis is calculated by dividing administrative expenses by “premium equivalents” for the relevant periods. Premium equivalents is the sum of premium earned, administrative service fees and the amount of paid claims attributable to our self-funded business pursuant to which we provide a range of customer services, including claims administration, billing and membership services. Claims paid for our self-funded health business is not our revenue.

EXHIBIT B (contunued)

The premium equivalents for the years indicated were as follows:

	Three Months Ended March 31,
	2005	2004
Revenue:
Premiums earned	$1,385.1	$1,245.6
Administrative service fees	141.3	121.2
Claims paid for our self-funded health business	979.9	823.7

Premium equivalents	$2,506.3	$2,190.5

Administrative expense ratio, premium equivalent basis	9.3%	10.2%

EXHIBIT C

WellChoice, Inc.

Consolidated Balance Sheets

($ in millions, except share and per share data)	March 31, 2005	December 31, 2004
Assets

Investments:
Fixed maturities, at fair value (amortized cost: $1,470.1 and $1,374.6)	$1,442.3	$1,361.9
Marketable equity securities, at fair value (cost: $43.5 and $43.8)	52.8	53.4
Short-term investments	202.7	170.6
Other long-term equity investments	19.1	18.6

Total investments	1,716.9	1,604.5
Cash and cash equivalents	773.3	758.5

Total investments and cash and cash equivalents	2,490.2	2,363.0

Receivables:
Billed premiums, net	105.9	107.6
Accrued premiums	331.7	340.8
Other amounts due from customers, net	118.2	117.2
Notes receivable, net	12.9	12.7
Accrued investment income	13.4	10.7
Miscellaneous, net	51.8	73.2

Total receivables	633.9	662.2

Property, equipment and information systems, net of accumulated depreciation	105.1	107.1
Prepaid pension expense	61.8	60.7
Deferred taxes, net	146.3	157.7
Other	46.4	39.4

Total assets	$3,483.7	$3,390.1

EXHIBIT C

WellChoice, Inc.

Consolidated Balance Sheets (Continued)

($ in millions, except share and per share data)	March 31, 2005	December 31, 2004
Liabilities and stockholders’ equity
Liabilities:
Unpaid claims and claims adjustment expense	$711.6	$678.8
Unearned premium income	103.5	138.7
Managed cash overdrafts	192.6	215.4
Accounts payable and accrued expenses	80.4	67.4
Advance deposits	197.0	160.6
Group and other contract liabilities	93.6	99.3
Postretirement benefits other than pensions	144.5	144.6
Obligations under capital lease	42.8	44.0
Other	171.8	159.0

Total liabilities	1,737.8	1,707.8

Stockholders’ equity:
Common stock, $0.01 par value, 225,000,000 shares authorized; shares issued and outstanding: 2005—84,061,328; 2004—84,047,152	0.8	0.8
Class B common stock, $0.01 par value, one share authorized, issued and outstanding	—	—
Preferred stock, $0.01 per share value, 25,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	1,275.5	1,275.2
Retained earnings	479.6	408.7
Unearned restricted stock compensation	(7.5)	(9.9)
Accumulated other comprehensive (loss) income	(2.5)	7.5

Total stockholders’ equity	1,745.9	1,682.3

Total liabilities and stockholders’ equity	$3,483.7	$3,390.1

EXHIBIT D

WellChoice, Inc.

Consolidated Statements of Cash Flows

	Three months ended March 31,
($ in millions)	2005	2004
Cash flows from operating activities
Net income	$70.9	$59.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9.8	9.6
Net realized gain on sales of investments	(0.6)	(3.5)
Provision (credit) for doubtful accounts	2.4	(1.0)
Accretion of discount, net	1.2	0.1
Equity in earnings of other long-term equity investments	(0.3)	(0.6)
Deferred income tax expense	16.8	15.5
Other	(1.1)	(1.6)
Changes in assets and liabilities:
Billed and accrued premiums receivables	8.8	(21.8)
Other customer receivable	(1.2)	15.0
Notes receivable	(0.2)	0.1
Accrued investment income	(2.6)	2.8
Miscellaneous receivables	20.7	(7.3)
Other assets	(7.1)	(4.2)
Unpaid claims and claims adjustment expenses	32.8	16.2
Unearned premium income	(35.2)	(28.0)
Managed cash overdrafts	(22.8)	(32.4)
Accounts payable and accrued expenses	14.2	18.0
Advance deposits	36.4	39.7
Group and other contract liabilities	(5.7)	35.9
Postretirement benefits other than pensions	(0.1)	(0.2)
Other liabilities	12.6	8.0

Net cash provided by operating activities	149.7	119.5

Cash flows from investing activities
Purchases of property, equipment and information systems	(6.8)	(10.5)
Purchases of available for sale investments	(316.7)	(242.7)
Proceeds from sales and maturities of available for sale investments	189.3	396.4

Net cash (used in) provided by investing activities	(134.2)	143.2

Cash flows from financing activities
Decrease in capital lease obligations	(1.2)	(1.0)
Proceeds from the exercise of stock options and employee stock purchase plan, net of treasury stock repurchases	0.1	—
Excess tax benefits on stock compensation	0.4	—

Net cash used in financing activities	(0.7)	(1.0)

Net change in cash and cash equivalents	14.8	261.7
Cash and cash equivalents at beginning of period	758.5	697.5

Cash and cash equivalents at end of period	$773.3	$959.2

Supplemental disclosure:
Income taxes paid	$4.8	$3.8

EXHIBIT E

WellChoice, Inc.

Segment Operating Results

	Three Months Ended March 31,
($ in millions)	2005	2004
Commercial Managed Care:
Total revenue	$1,315.1	$1,159.0
Income before income taxes	100.9	87.0
Medical loss ratio (1):
Commercial managed care total	86.6%	85.4%
Commercial managed care, excluding New York City and New York State PPO (2)	83.4%	81.6%
Administrative expense ratio (3)	13.1%	14.1%

Other Insurance Products and Services:
Total revenue	$229.6	$225.6
Income before income taxes	13.4	10.2
Medical loss ratio (1)	85.6%	84.7%
Administrative expense ratio (3)	27.5%	28.4%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	We present commercial managed care medical loss ratio, excluding New York City and New York State PPO, because these accounts differ from our standard PPO product in that they are hospital-only accounts which have lower premiums relative to claim expense than accounts with full medical and hospital coverage. The lower premiums and the size of these accounts distort our performance when the total medical loss ratio is presented.
(3)	Administrative expense ratio represents administrative expenses as a percentage of premiums earned and administrative service fees.